                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                             ____________________

       Date of Report (Date of Earliest Event Reported):  March 29, 1998



                           CALCOMP TECHNOLOGY, INC.
              (Exact Name of Registrant as Specified in Charter)


Delaware                              0-16071            06-0888312
(State or Other Jurisdiction         (Commission      (IRS Employer
of Incorporation)                    File Number)    Identification No.)


                 2411 West La Palma Avenue, Anaheim, CA 92803
             (Address of Principal Executive Offices)  (Zip Code)


                                (714) 821-2000
            (Registrant's Telephone Number, including Area Code)


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

     On March 29, 1998, the Registrant and Eastman Kodak Co. ("Kodak") entered into a Patent License and Joint Development Agreement (the "Joint Development Agreement") covering a project (the "Project") for the joint development of the Registrant's existing CrystalJet piezo inkjet technology into a range of piezo inkjet products, printers and consumables for commercial application. The Joint Development Agreement has a term of five years and provides for the contribution by Kodak to the Project of up to $36,000,000, with $20,000,000 having been advanced upon the signing of the Joint Development Agreement and up to an additional $16,000,000 to be funded incrementally over the term upon the achievement of certain milestones and the occurrence of certain events. The Joint Development Agreement also provides for royalties to be paid by Kodak to the Registrant in respect of licenses granted thereunder by the Registrant to Kodak which allow Kodak under certain circumstances to exploit the inkjet technology developed pursuant to the Project. The Joint Development Agreement provides that Kodak will also provide technical personnel to work on the project, but that except as otherwise contemplated by the Joint Development Agreement, the Registrant will fund all other development and manufacturing expenses relating to the Project. In the event during the term the Registrant desires to sell any of the CrystalJet assets related to the assets acquired by the Registrant from Topaz Technologies, Inc. (the "Topaz Assets"), under the Joint Development Agreement the Registrant will be required to offer to Kodak a right of first refusal to purchase such Topaz Assets. The Joint Development Agreement also contemplates OEM Agreements between the parties providing for the sale of future developed products by the Registrant to Kodak and the mutual purchase of certain inks and related media products developed in connection with the Project.

     Pursuant to the Joint Development Agreement, the Registrant issued to Kodak a stock warrant (the "Warrant") covering 8,000,000 shares (the "Warrant Shares") of the Registrant's Common Stock (or 15% of the Registrant's outstanding shares) at an exercise price of $3.88 per share. The Warrant has a term of seven years and will become exercisable as to 4,000,000 of the Warrant Shares upon the first anniversary of the Warrant, and as to the remaining Warrant Shares on the second anniversary (each a "Vesting Date"); provided, however, that in the event the Joint Development Agreement is terminated prior to a Vesting Date, the Warrant will terminate as to any unvested Warrant Shares. The Warrant contains standard adjustment provisions and piggyback registration rights covering the Warrant Shares. During the 24-month period after the issuance of the Warrant (and so long as the Joint Development Agreement has not been terminated), upon the issuance by the Registrant of additional shares of Common Stock, the number of Warrant Shares will be proportionately increased so that the number of Warrant Shares will continue to represent 15% of the issued and outstanding shares of the Registrant; provided, however, that the exercise price of any additional Warrant Shares will be the same as the price of the additional shares issued by the Registrant. No adjustments will be required with respect to (i) shares of Common Stock issued to any employee, consultant, advisor, officer or director of the Registrant pursuant to a Board-approved plan; or (ii) shares issued in connection with a reorganization transaction. The Warrant also provides Kodak with a right of first refusal with respect to a proposed issuance of the Registrant's capital stock during the 24 month period after the date of issuance of the Warrant.

                                       2
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     In connection with the Joint Development Agreement, Lockheed Martin
Corporation, the Registrant's majority stockholder, has agreed, among other things, to vote its shares for the election of a Kodak-designated director to the Registrant's Board of Directors during the term of the Joint Development Agreement.

     See also the Press Release of Registrant attached hereto as Exhibit 99.1.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  EXHIBITS
               --------

Exhibit No.    Description of Exhibit
-----------    ----------------------

99.1 Joint Press Release dated March 30, 1998 issued by the Registrant and Kodak

                                       3
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 29, 1998        CALCOMP TECHNOLOGY, INC.


                              By: /s/ JOHN J. MILLERICK
                                 ----------------------------
                                    John J. Millerick
                                    Senior Vice President and
                                    Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit No.    Description of Exhibit
-----------    ----------------------

99.1 Joint Press Release dated March 30, 1998 issued by the Registrant and Kodak

                                       5